SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                              ________________

                                 FORM 8-A/A
                              AMENDMENT NO. 2

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ________________

                          GENERAL HOUSEWARES CORP.
           (Exact name of registrant as specified in its charter)

            Delaware                        41-0919772
    (State of incorporation             (I.R.S. employer
        or organization)               identification no.)

                               P.O. Box 4066
                             1536 Beech Street
                            Terre Haute, Indiana
                  (Address of principal executive offices)

                                   47804
                                 (zip code)
                              ________________

     Securities to be registered pursuant to Section 12(b) of the Act:

                                      Name of each exchange
      Title of each class            on which each class is
       to be registered                 to be registered
      -------------------            ----------------------
        Preferred Stock              New York Stock Exchange
        Purchase Rights

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of class)


 ITEM  1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           Reference is hereby made to the Registration Statement filed with the Securities Exchange Commission on Form 8-A, dated January 22, 1999 (the "Original Form 8-A"), by General Housewares Corp. (the "Registrant") relating to the rights distributed to the stockholders of the Registrant (the "Rights") in connection with the Rights Agreement, dated as of November 10, 1998 (the "Original Rights Agreement"), between the Registrant and First Chicago Trust Company of New York, as rights agent (the "Rights Agent"), as amended by the Registration Statement filed on Form 8-A/A, dated June 25, 1999 (the "Amended Form 8-A"), in connection with the First Amendment to Rights Agreement, dated as of June 24, 1999, between the Registrant and the Rights Agent (the "First Amendment" and collectively with the Original Rights Agreement, the "Rights Agreement", ). The Original Form 8-A and the Amended Form 8-A are incorporated herein by reference.

           On August 1, 1999, the Board of Directors of the Registrant authorized the Second Amendment to the Rights Agreement, dated as of August 1, 1999 (the "Amendment"), between the Registrant and the Rights Agent.

           The Amendment amends Section 1(c) of the Rights Agreement to provide that, as a result of the execution of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger between CCPC Acquisition Corp.("CCPC") and the Registrant, dated as of August 2, 1999 (the "Merger Agreement"), neither CCPC nor its affiliates shall be deemed a "Beneficial Owner" of or to "beneficially own" (in each case as defined in the Rights Agreement) any of the Common Stock (as defined in the Rights Agreement) of the Registrant. The Amendment also amends Section 7(a) of the Rights Agreement to provide that the Rights expire immediately prior to the Effective Time (as defined in the Merger Agreement) on the date of the Merger (as defined in the Merger Agreement).

           The Original Rights Agreement is filed as Exhibit 1 to the Original 8-A. The First Amendment is filed as Exhibit 2 to the Amended Form 8-A. The Amendment is attached as Exhibit 3 to this Form 8-A/A. The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits which are incorporated herein by reference.


 ITEM 2.   EXHIBITS.

      1. Rights Agreement, dated as of November 10, 1998, between General Housewares Corp. and First Chicago Trust Company of New York (incorporated herein by reference to the Registrant's
           Registration Statement on Form 8-A filed on January 22, 1999).

      2. First Amendment to Rights Agreement, dated as of June 24, 1999, between General Housewares Corp. and First Chicago Trust Company of New York (incorporated herein by reference to the Registrant's First Amendment to Registration Statement on Form 8-A/A filed on June 25, 1999).

      3 Second Amendment to Rights Agreement, dated as of August 1, 1999, between General Housewares Corp. and First Chicago Trust Company of New York.



                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    GENERAL HOUSEWARES CORP.


                                    By:  /s/ Raymond J. Kulla
                                       -----------------------------
                                       Name:  Raymond J. Kulla
                                       Title: Vice President and
                                                General Counsel


 Date:  August 6, 1999



                               EXHIBIT INDEX


 Exhibit   Description
 -------   -----------
    3 Second Amendment to Rights Agreement, dated as of August 1, 1999, between General Housewares Corp. and First Chicago Trust Company of New York.